Exhibit 10.20

AMENDED AND RESTATED

MASTER LEASE

by and between

DOC-FSH EL PASO MEDICAL CENTER, LLC,

as Landlord

and

EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC,

as Tenant.

August 31, 2013

Exhibit A Legal Descriptions of the Premises

Exhibit B Title Matters

AMENDED AND RESTATED

MASTER LEASE

THIS AMENDED AND RESTATED MASTER LEASE (the “Lease”) dated as of August 31, 2013, by and between DOC-FSH EL PASO MEDICAL CENTER, LLC, a Wisconsin limited liability company (“Landlord”), and EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC, a Texas limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, as of the date hereof, Landlord has purchased from Health Care REIT, Inc. and HCRI Texas Properties, Ltd., the Property (as defined in Section 1.2);

WHEREAS, Health Care REIT, Inc. and HCRI Texas Properties, Ltd., as landlord, and Tenant entered into that certain Master Lease Agreement, dated January 1, 2008, for that certain surgical hospital (the “Hospital”) and that certain medical office (the “MOB”) building located on the Property, as amended (the “Original Lease”);

WHEREAS, in connection with the purchase of the Property, Landlord assumed all of Landlord’s obligations under the Original Lease;

WHEREAS, Landlord and Tenant have agreed to amend and restate the Original Lease by entering into two (2) separate amended and restated master leases, one (1) for the Hospital entered into by and between Landlord and Tenant, dated as of the date hereof (the “A/R Hospital Lease”), and this Lease for the MOB;

WHEREAS, Landlord and Tenant have agreed to amend and restate the Original Lease with respect to the MOB located on the Property on the terms and conditions set forth in this Lease; and

WHEREAS, the Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Premises (as defined in Section 1.2) on the terms and conditions set forth in this Lease.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

LEASE OF PREMISES; POSSESSION

Section 1.1. Lease to Tenant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.2. below, for the Term provided for in Section 1.3. below, at the Rent provided for in Section 1.4. below, and under the other terms and conditions provided for in this Lease, including the following:

(i) Amendment and Restatement of Original Lease. This Lease, together with the A/R Hospital Lease, amends, restates, replaces and supersedes in its entirety the Original Lease, any other prior leases, and any and all amendments thereto.

(ii) Subleases. Landlord and Tenant hereby acknowledge that the Premises, pursuant to the Original Lease, is encumbered by certain subleases in effect as of the date hereof and that this Lease is intended to be a master lease of the Premises. Tenant further acknowledges that it has reviewed the existing subleases and is fully aware of all the terms, conditions and provisions of such subleases. To the extent that the Premises, or any parts thereof, are subject to existing subleases, Landlord and Tenant hereby agree that for purposes of this Lease, Tenant’s right to occupancy of those parts of the Premises that are so encumbered shall be subordinate to the rights of the subtenants under the existing subleases until such time as the existing subleases expire or otherwise terminate. Tenant further agrees not to disturb the existing subtenants, provided that such subtenants are not in default under the terms of their subleases. Upon expiration or termination of an existing sublease, this Lease shall become the primary lease with respect to that part of the Premises previously encumbered by an existing sublease. Furthermore, notwithstanding Tenant’s rights under this Lease, Tenant shall not enter into any new lease or sublease, or modify or extend any existing sublease unless such new lease or sublease or modification or extension of any existing sublease contains a provision that subordinates, without condition or exception, such new lease or sublease or modification or extension to the lien of any mortgage, now or hereinafter in effect, as well as this Lease, provided, however, no consent or approval of Landlord is required or necessary to any such new lease, sublease, modification or extension.

Section 1.2. Premises. The “Premises” being leased under this Lease consist of the MOB containing approximately 49,848 square feet situated on certain real property owned by Landlord (the “Property”), as more particularly described on Exhibit A attached hereto and incorporated by reference herein, and includes all fixtures, equipment, appliances and other personal property attached or appurtenant to, located in or on, or used in connection with the ownership and operation of the Premises.

The Premises includes Tenant’s non-exclusive license to use the areas located adjacent to the Premises designated by Landlord from time to time as being available for the common use by Landlord and tenants and occupants of the Premises, including the access drives, parking lot and landscaped areas adjacent to the Premises for parking, ingress and egress (the “Common Areas”), subject to the non-exclusive rights of Landlord and other tenants and occupants to use such Common Areas, and rules and regulations imposed by Landlord from time to time relating to the Common Areas. The parking lot and landscaped areas adjacent to the Premises shall be used for parking, ingress and egress purposes, maintenance and all other purposes required of Tenant hereunder.

Section 1.3. Term. The term of this Lease shall be a period of five (5) years commencing as of the Commencement Date (as defined in Section 2.1.) (the “Term”), subject to earlier termination as provided herein.

Section 1.4. Rent. The “Rent” payable by the Tenant under this Lease shall consist of the Base Rent provided for in Section 4.1. hereof and the Additional Rent provided for in Section 4.2. hereof.

Section 1.5. Permitted Uses. Tenant may use the Premises for medical office and healthcare related uses (the “Permitted Uses”). In the event that Tenant desires to use the Premises for purposes other than medical office and healthcare related uses, Tenant shall obtain

Landlord’s and Landlord’s Mortgagee’s (as “Landlord’s Mortgagee” is hereinafter defined) prior written consent, which consent may not be unreasonably withheld, conditioned or delayed by Landlord or Landlord’s Mortgagee.

Section 1.6. Delivery of Possession; Condition of Title. Landlord has good and marketable title to the Premises. Tenant acknowledges and agrees that it has, at all times, been in possession and occupancy of the Premises pursuant to the terms and conditions of the Original Lease and therefore, has full and complete knowledge of and responsibility for all conditions of the Premises, including, without limitation, the physical condition of the Premises and the Property, and the subleases described in Section 1.1(ii) affecting the Premises. Accordingly, subject to Section 1.1. above, Landlord has delivered actual and exclusive possession of the Premises to Tenant on the Commencement Date (as hereafter defined) in an “as is, where is” condition without representation or warranty. Tenant acknowledges that Landlord’s title to the Premises is subject to the matters set forth in Exhibit C attached to this Lease, each of which has been examined by and is acceptable to Tenant (the “Title Matters”). Except as agreed by Landlord and Tenant in writing, Tenant agrees to timely comply with any requirements contained in the Title Matters to the extent such matters are applicable to Landlord. Furthermore, the Premises are leased to Tenant in an “as is, where is” condition without representation or warranty by Landlord, subject to any state of facts which an accurate physical inspection might reveal and to all applicable laws now or hereafter in effect. Tenant waives any claim or action against Landlord in respect of the condition of the Premises. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. Tenant acknowledges and agrees that no representations or warranties, express or implied, have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or in the Premises of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Premises or any portion thereof, (iii) the value, expense of operation or income potential of the Premises, (iv) the accuracy or completeness of any structural reports, environmental audits or other information provided to Tenant by any third party contractor relative to the Premises (regardless of whether the same were retained or paid for by Landlord), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. Tenant represents that the officers of Tenant are knowledgeable and experienced in the leasing of properties comparable to the Premises and agrees that Tenant will be relying solely on Tenant’s inspections of the Premises in leasing the Premises. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

ARTICLE II

COMMENCEMENT DATE; MORTGAGES

Section 2.1. Commencement Date. The “Commencement Date” of this Lease shall be the date of this Lease set forth above. Upon the Commencement Date, Tenant shall have the right to occupy the Premises and any part thereof, subject to the terms and conditions of this Lease.

Section 2.2. Right to Mortgage Property. Landlord and Tenant acknowledge that Landlord shall have the right to and may, from time to time, encumber the Property with a mortgage or deed of trust (a “Mortgage”) as security for a loan (a “Loan”) to Landlord or Landlord’s affiliates by a lender (which, together with its successors and assigns, and any future provider of Mortgage Debt (as defined herein), is referred to herein as the “Landlord’s Mortgagee”), subject to the provisions of Article XV herein. As used herein, the term “Mortgage Debt” shall refer to the Loan from the Landlord’s Mortgagee and any future loan or financing entered into by the Landlord.

ARTICLE III

USE AND QUIET ENJOYMENT OF PREMISES

Section 3.1. Use of Premises. Tenant shall use the Premises solely for the Permitted Uses. No use shall be made or permitted to be made of the Premises, or acts done, that will cause a cancellation of any insurance policy covering the Premises, or any part thereof.

Section 3.2. Quiet Enjoyment. Landlord agrees that unless an Event of Default (as defined in Section 13.1. hereof) has occurred and is continuing, Tenant shall have quiet and peaceable possession of the Premises throughout the Term, without hindrance by Landlord or any persons claiming under Landlord, subject only to (i) this Lease, (ii) any Mortgage or other security device serving at any time a similar function, together with any and all amendments and supplements thereto upon or affecting the Premises and the Property, (iii) Landlord’s right to show the Premises, without material interference with Tenant’s use of the Premises, at any time to prospective purchasers and mortgagees of the Premises, and during the last eighteen (18) months of the Term, to prospective tenants of the Premises; and (iv) the Title Matters.

Section 3.3. Compliance with Applicable Laws. Tenant shall, at its sole cost and expense, comply with all applicable laws, ordinances, rules, regulations, directives and requirements (including those relating to environmental hazardous, toxic or regulated substances or materials whether or not such substances or materials existed on or in the Premises prior to the Commencement Date) relating to the Premises and/or Tenant’s activities on or about the Premises, and with all orders of court and all other tribunals and governmental or quasi-governmental departments, agencies and authorities relating to the Premises and/or Tenant’s activities on or about the Premises, and with all recorded covenants, conditions and restrictions relating to the Premises (including, but not limited to, the Title Matters) (hereinafter collectively referred to as “Legal Requirements”).

Section 3.4. Nuisance and Waste Prohibited. Tenant shall keep and maintain the Premises and abutting grounds, sidewalks, roads, parking and landscaped areas in good and neat order and repair and free of nuisance, and shall not commit or suffer to be committed any waste of the Premises.

ARTICLE IV

RENT

Section 4.1. Base Rent. Commencing upon the Commencement Date, Tenant shall pay to Landlord “Base Rent” for the first year of the Term an annual amount equal to Five Hundred Seventy-Four Thousand Ninety-Eight and 00/100 Dollars ($574,098.00), payable in equal monthly installments of Forty-Seven Thousand Eight Hundred Forty-One and 50/100 Dollars ($47,841.50). On the first anniversary date of the Commencement Date, and on each anniversary date of the Commencement Date thereafter, the annual Base Rent shall be increased by three percent (3.0%).

Section 4.2. Additional Rent. In addition to paying the Base Rent provided for in Section 4.1. hereof, Tenant shall pay, during the Term of this Lease, as the same may be extended or renewed from time to time, any Additional Rent due hereunder, if any.

As used herein, the term “Additional Rent” shall mean all sums payable by Tenant under this Lease other than Base Rent, if any. Whenever the word “Rent” is used in this Lease it shall be deemed to include Base Rent and Additional Rent, unless the context specifically or clearly implies that only the Base Rent is referenced. All remedies available to Landlord pursuant to the terms of this Lease for non-payment of Base Rent shall be applicable for non-payment of Additional Rent.

Section 4.3. Payment of Rent. The Rent shall be paid by Tenant to Landlord or as directed by Landlord in writing. Tenant shall pay the Base Rent in advance on or before the first (1st) day of each month during the Term hereof. All Additional Rent shall be paid by Tenant when due or if payable to Landlord shall be payable within twenty (20) days after written demand therefor. All amounts to be paid to Landlord under this Lease shall be paid to Landlord at the address set forth in Section 17.8. hereof or at such other address as Landlord shall designate in writing from time to time. Past due Rent payments shall be deemed involuntary extensions of credit by Landlord and, commencing on the second failure to pay timely Rent in any consecutive twelve (12) month period, such past due Rent shall be subject to default interest rate penalties at an annual rate equal to the lesser of the prime rate as reported from time to time in The Wall Street Journal plus three percent (3%) or the highest rate allowed by applicable law (“Interest Rate”).

Section 4.4. Net Lease; Triple Net Rent. This Lease is and shall be a triple net type lease, and Landlord is not nor shall it be required to provide any services or do any act or thing with respect to the Premises except as specifically provided herein. Except as otherwise expressly provided in this Lease, all obligations of Tenant under this Lease for the payment of Rent and all other sums payable under the Lease and all obligations of Tenant to perform its obligations under this Lease shall constitute independent obligations of Tenant and shall be paid and performed by Tenant without abatement, deduction, counterclaim, recoupment, suspension, deferment, diminution, deduction, reduction, defense or setoff whatsoever and shall, to the extent not satisfied, survive the termination of this Lease. Except as otherwise expressly provided in this Lease, (i) this Lease shall not terminate, and Tenant shall not have any right to terminate this Lease, during the Term, and (ii) Tenant’s obligation to pay the Rent and to perform its obligations is absolute and unconditional and shall survive and not be limited, abated or otherwise affected by any occurrence, event or circumstance whatsoever, including, without limitation, any of the following: expiration or termination of this Lease for whatever reason, any partial or complete destruction from whatever cause; any constructive or actual eviction or dispossession of Tenant from the Premises for failure to pay Rent, or the failure or inability of the Tenant to use, occupy or enjoy the same; any foreclosure of any Mortgage Debt or other lien with respect to the Premises for failure to pay Rent; any sale of all or part of the Premises as long as the Lease remains in full force and effect; any bankruptcy or insolvency of Landlord; any action or non-action by Landlord or any other person with respect to Tenant or the Premises as long as the Lease remains in full force and effect.

Section 4.5. First Month’s Rent. Simultaneously with the execution and delivery of this Lease by Tenant to Landlord, Tenant shall pay to Landlord an amount equal to the first month’s Base Rent. Landlord shall apply the first month’s Base Rent to Tenant’s Base Rent obligations on the Commencement Date.

ARTICLE V

TAXES AND ASSESSMENTS; UTILITIES

Section 5.1. Taxes and Assessments. Tenant shall pay directly to the appropriate governmental entities on or before the due date thereof, all taxes, levies, fees, assessments and other governmental charges of every kind and nature (including, without limitation, real property, ad valorem, personal property, gross income, franchise, withholding, profits, rent, single business, value added, excise, occupancy, use, impact fees, sales and gross receipts taxes) (collectively, “Impositions”) levied upon the Premises or personal property located at or used in connection with operating the Premises whether the same shall become due and payable before, or after, and during any tax assessment year or period which is within or partially within, the Term, including all Impositions which may be partially within the Term, including all Impositions which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of same, whether or not measured, calculated by or based upon the Premises or any estate or interest in the Premises or the revenue or income generated by the Premises, regardless of the time at which, or period for which, such Impositions are assessed or charged or the time that such Impositions become a lien against the Premises. Upon receipt of written request by Landlord or Landlord’s Mortgagee, Tenant shall provide proof of payment of Impositions.

Section 5.2. Utilities. Tenant shall be responsible for supplying all Utilities and for the cost of all Utilities for the Premises, including, without limitation, electricity, gas, water and sewer, telephone and all other communication services, and Landlord shall have no obligations for Utilities whatsoever. Tenant shall cause all such utility services to the Premises to be metered in its own name or in the name of its subtenants and shall pay or cause to be paid all charges and deposits for such utilities. Tenant shall use utilities only within the capacity of the circuits in the Premises. Landlord shall not be liable for damages resulting from utility interruptions caused by casualty, accident, labor dispute or any other cause (other than Landlord’s gross negligence or intentional misconduct), nor shall any interruptions be deemed an actual or constructive or partial eviction or result in any abatement of Rent.

Section 5.3. Other Charges. Tenant shall be responsible for all charges and/or taxes related to any easement or similar agreements, general and special assessments, condominium assessments and fees, levies, fees, vault charges, permits, inspection and license fees affecting the Premises.

ARTICLE VI

COVENANTS OF TENANT CONCERNING MAINTENANCE,

INDEMNIFICATION AND OTHER MATTERS

Section 6.1. Maintenance. Tenant shall maintain, and make all repairs, alterations and replacements (including, without limitation, all ordinary, extraordinary, foreseen and unforeseen repairs, alterations and replacements) necessary to operate and maintain the entire Premises in good condition and repair and in compliance with all applicable laws, ordinances, rules and regulations and any recorded covenants, conditions or restrictions relating to the Premises, and shall surrender the Premises when required by this Lease in good condition, reasonable use and wear excepted.

Landlord and Tenant hereby acknowledge and agree that Tenant, as tenant under this Lease and as tenant under the new A/R Hospital Lease, shall be responsible for the maintenance, repair and replacement of the Common Areas on the Property and shall coordinate such responsibilities for the Term of this Lease.

Additionally, Landlord and Tenant hereby acknowledge receipt of that certain Property Condition Report prepared by ADAMS Management Services Corporation, dated August 19, 2013 (the “Property Condition Report”). Landlord and Tenant shall review on an annual basis the “Deferred Maintenance Items” set forth in the Property Condition Report and shall reasonably and mutually agree upon those Deferred Maintenance Items that Tenant shall perform and the times upon which Tenant shall complete such Deferred Maintenance Items. In the event that Tenant fails to complete such agreed upon Deferred Maintenance Items within the agreed upon times, then, upon thirty (30) days written notice to Tenant, Landlord may perform such agreed upon Deferred Maintenance Items and all costs so incurred by Landlord shall be paid by Tenant as Additional Rent utilizing a capitalization rate of ten percent (10%) over the remaining Term of the Lease.

Section 6.2. Alterations. Subject to the requirements of Article IX below and any insurers providing insurance coverage thereto, Tenant may make, at its sole cost and expense, such alterations, improvements and additions of any kind to the Premises (collectively referred to herein as the “Alterations”) as Tenant deems desirable in the conduct of its business provided that such Alterations: (a) do not reduce, diminish or otherwise adversely affect the fair market value or utility of the Premises, or any part thereof; (b) do not reduce, diminish or otherwise adversely affect the useful life of the Premises, or any part thereof; and/or (c) do not change the general character or use of the Premises or any part thereof. All alterations, improvements, expansions and additions to the Premises, or any part thereof, shall be made in a good and workmanlike manner and in compliance with applicable laws, ordinances, rules, regulations, codes and requirements and any recorded covenants, conditions or restrictions relating to the Premises, or any part thereof. All alterations, improvements, expansions and additions which are not movable trade fixtures shall be the property of Landlord and shall remain upon and be surrendered with the Premises. To the extent such Alterations involve changes to the structure or systems of the Premises, as reasonably determined by Tenant’s architect or engineer, Tenant shall furnish to Landlord, prior to the commencement of construction, the proposed plans and specifications for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and upon completion of construction, “as-built” plans and specifications for such Alterations. Landlord shall provide Tenant with its objections, in writing, to Tenant’s proposed plans and specifications within fifteen (15) days after receipt from Tenant. Tenant shall submit revised plans and specifications until such time as Landlord has approved Tenant’s proposed plans and specifications for such Alterations. If Landlord fails to object, in writing, to Tenant’s proposed plans and specifications within fifteen (15) days after receipt from Tenant, Landlord shall be deemed to have approved such proposed plans and specifications.

Section 6.3. Landlord’s Non-liability; Indemnification of Landlord. Landlord shall not be liable for any loss, damage or injury of any kind or character to any person or property, arising from any use of the Premises, or any part thereof, or caused by any defect in any improvements located on the Premises, or any part thereof, or in any equipment or other facility therein, or caused by or arising from any act or omission of Tenant, or of any subtenants, agents, employees, contractors, subcontractors, licensees, or invitees of Tenant, or arising out of any work or Alterations performed by Tenant or any subtenant, or by or from any accident on the Premises, or any part thereof, or any fire or other casualty thereon, or occasioned by the failure of Tenant to maintain the Premises, or any part thereof, in safe condition, or arising from any other cause whatsoever. Tenant, as a material part of the consideration of this Lease, hereby waives on its behalf all claims and demands against Landlord for any such loss, damage or injury of Tenant, and hereby agrees to indemnify and hold Landlord entirely free and harmless from all liability for any such loss, damage or injury of Tenant, and hereby agrees to indemnify and hold Landlord entirely free and harmless from all liability for any such loss, damage or injury of all other persons, and from all costs and expenses arising therefrom (including reasonable attorneys’ fees and expenses), unless such loss, damage or injury is caused by the gross negligence of Landlord or intentional acts of Landlord. Tenant agrees to pay, and to protect, indemnify, and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature whatsoever arising from (i) any injury to or the death of, any person, or damage to property, in, on or about the Premises, or any part thereof, or upon adjoining public sidewalks, streets, or ways, or in any manner growing out of or connected with the use, nonuse, condition, or occupation of the Premises, or any part thereof, or resulting from the condition thereof or of adjoining public sidewalks, streets or ways; (ii) violation by Tenant of any agreement or condition of this Lease; (iii) violation by Tenant of any contract or agreement to which Tenant is a party or of any restriction, statute, law, ordinance, or regulation, in each case affecting the Premises, or any part thereof, or the ownership, occupancy or use thereof; and (iv) (1) the presence of any “Hazardous Material” (as defined below) on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Material from, the Premises or any part thereof, (2) any liens against the Premises, or any part thereof, permitted or imposed by any Environmental Laws (as defined below), or any actual or asserted liability or obligations of Landlord or any of its affiliates or subsidiaries under any Environmental Laws, and (3) any actual or asserted liability or obligations of Tenant or any of its affiliates or subsidiaries under any Environmental Laws; provided however, Tenant shall not be responsible for indemnifying Landlord for any of the foregoing matters caused solely by Landlord’s gross negligence or intentional misconduct. Tenant hereby acknowledges and agrees that Tenant was the tenant under the Original Lease for the Premises. Tenant further agrees that the terms and conditions of this Section 6.3. shall apply to any and all matters under the Original Lease notwithstanding that such matters may have occurred or arisen prior to the date of this Lease or during the term of this Lease. Landlord, as used in this Section 6.3., shall include any beneficiary of any trust or any agent, employee, or representative of Landlord or any trustee and the Landlord’s Mortgagee and their shareholders, directors, officers, employees, agents, representatives, members and partners. Any indemnification under this Section 6.3. shall constitute Additional Rent payable within twenty (20) days of demand and shall survive the termination or expiration of this Lease, including without limitation, the termination or rejection of this Lease in bankruptcy. Provided, however, for any obligation of Tenant to defend Landlord hereunder, Tenant shall have the right to select the attorneys to defend Landlord, then and in that event, Tenant shall not be liable for any attorneys’ fees of Landlord other than those of counsel selected to defend Landlord.

For purposes of this Lease, the following terms shall have the following respective meanings:

(i) “Hazardous Material” means any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, The Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; asbestos or any substance or compound containing asbestos; polychlorinated biphenyls or any substance or compound containing any polychlorinated biphenyl; petroleum and petroleum products; pesticides; and any other hazardous, toxic or dangerous waste, substance or material.

(ii) “Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

Section 6.4. No Liens. Tenant shall not create or suffer to be created or to remain, directly or indirectly, and will discharge or promptly cause to be discharged, or file a bond or otherwise, any lien, charge or encumbrance on, all or any part of the Premises (each an “Encumbrance”), including, without limitation, any mechanic’s, materialmen’s, contractor’s or subcontractor’s liens arising from or any claim for damage growing out of any Alterations, construction, repair, restoration, replacement or improvement related to the Premises caused by Tenant. Tenant shall have the right to contest any such mechanics lien, materialmen’s lien or other lien. If Tenant fails to remove or bond over any such Encumbrance within thirty (30) days after written notice thereof from Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or otherwise, or bond over, without any investigation or contest of the validity thereof, and any amounts expended by Landlord in so doing, including costs, expenses and reasonable attorneys’ fees, shall constitute Additional Rent payable within twenty (20) days of demand and shall survive the termination of this Lease.

ARTICLE VII

RIGHT TO CONTEST

Landlord shall have the right to contest all Impositions at Landlord’s sole cost and expense. Landlord shall give notice to Tenant of Landlord’s contest to any Impositions. Landlord agrees that each such contest shall be promptly prosecuted to its final conclusion, except to the extent deemed commercially unreasonable by Landlord, in Landlord’s sole discretion. Landlord shall give notice to Tenant of any increases in Impositions, and in the event Landlord elects not to contest any Impositions, then and in that event, Tenant shall have the right to contest such Impositions. If Landlord elects to not contest such Impositions, Tenant shall have the right to contest any Impositions upon written notice to Landlord. Tenant agrees that each such contest shall be promptly prosecuted to a final conclusion. If necessary in the prosecution of any such contest, Landlord shall join with Tenant as a party to such contest, and Tenant shall pay, and save Landlord and Landlord’s Mortgagee, if any, harmless against, any and all losses, judgments, decrease and costs (including reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise, or determination of such contest, fully pay and discharge the amounts that shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

ARTICLE VIII

DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY

If, during the Term, the Premises is partially or totally damaged or destroyed by fire or other casualty, Tenant shall, at its sole cost and expense, repair and restore the Premises as speedily as possible, to the value, character and condition existing prior to such damage or destruction in accordance with the provisions of this Lease applicable to maintenance and repair, alterations and restoration. If the insurance proceeds resulting from such fire or other casualty are payable to the Landlord’s Mortgagee or the holder of any future Mortgage Debt, then the obligation of Tenant to so repair and restore the Premises shall be subject to the availability to Tenant of such proceeds to the extent needed to pay for such repair or restoration, In the event insurance proceeds are not made available to the Tenant, then Tenant shall not be obligated to repair and restore the Premises until such time as Landlord has made available to Tenant funds in an amount equal to the insurance proceeds paid to the Landlord’s Mortgagee or the holder of any future Mortgage Debt, and Rent shall continue to be paid by Tenant for so long as rent loss and/or business interruption insurance proceeds are available, after which Rent shall abate; provided, however, if Landlord fails to make such funds available within twelve (12) months after the date of such casualty, Tenant shall have the right to cancel and terminate this Lease. Landlord shall use commercially reasonable efforts in good faith at Tenant’s expense to cause insurance proceeds to be made available to Tenant by Landlord’s Mortgagee for purposes of such repair and restoration. Tenant shall be obligated to meet all reasonable conditions imposed on the use of any such insurance proceeds by the Landlord’s Mortgagee. If such insurance proceeds are made available to Tenant by the Landlord’s Mortgagee or the holder of any future Mortgage Debt and are insufficient to repair and restore the Premises, Tenant shall be required to make up such deficiency out of Tenant’s own funds. Except as provided above, there shall be no abatement or reduction of any Rent under this Lease due to any such damage, destruction or repair or restoration and Tenant shall have no right to terminate this Lease notwithstanding the partial or total destruction of all or any part of the Premises.

ARTICLE IX

INSURANCE AND WAIVER OF SUBROGATION

Section 9.1. Property Insurance. Tenant shall, at Tenant’s cost and expense, insure the Premises against loss or damage normally covered under commercial property insurance policies (including, without limitation, earthquake, flood, boiler and machinery, war risk and acts of terrorism (if and to the extent such coverages are generally available at commercially reasonable rates), and rent loss and/or business interruption) and otherwise with such coverages, deductibles, sub-limits, and exclusions as are typical for owners of real estate similar to the Premises from time to time and/or as are required by applicable law. Such insurance shall be for the full insurable value (actual replacement value without deduction for physical deterioration) of the Premises, shall name Landlord as additional insured, Landlord’s Mortgagee as first mortgagee/secured party, and Landlord and Landlord’s Mortgagee as loss payees, and shall provide that the insurance for the Premises, as required herein, shall not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord, Tenant and the Landlord’s Mortgagee. Tenant shall, from time to time and upon the written request of Landlord or the Landlord’s Mortgagee, furnish the requesting party with certificates of insurance demonstrating that such insurance is in full force and effect.

Section 9.2. Liability and Other Insurance. Tenant shall, at Tenant’s cost and expense, obtain and keep in force a policy or policies of commercial general liability insurance covering the Premises and any losses or claims arising in whole or in part from the use of the Premises, naming Landlord as named insured, and Tenant and the Landlord’s Mortgagee as additional insureds, which as of the Commencement Date shall be with minimum single limit of coverage for any one occurrence of not less than $1,000,000 with an aggregate of not less than $3,000,000 and an excess liability policy of not less than $10,000,000. Landlord’s liability insurance shall provide that it is primary coverage and not excess over or contributory with any other insurance coverage (including any other insurance maintained by the Landlord or the Tenant). All such insurance shall provide that the liability insurance, as required herein, shall not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord, Tenant and Landlord’s Mortgagee. Notwithstanding anything to the contrary contained in this Section 9.2., all such insurance shall at all times be in such amounts and on such terms and conditions as are commercially reasonable. Landlord shall from time to time upon the written request of the Tenant (or the Landlord’s Mortgagee) furnish to the requesting party certificates of insurance demonstrating that all such insurance is in full force and effect. Tenant shall reimburse Landlord for all of Landlord’s costs and expenses incurred in connection with the foregoing promptly upon written request from Landlord. Landlord shall include with its written request paid invoices or such other evidence of payment and/or expense.

Section 9.3. Additional Insurance. Tenant shall, at Tenant’s cost and expense, obtain and keep in force a policy or policies of the following insurance covering the Premises:

(i) If the Premises, or any part thereof, is located within a one hundred (100) year flood plain area designated by Federal Emergency Management Agency, flood and such other hazards and in such amounts as may be customary for comparable properties in the area and if available from insurance companies authorized to do business in the state in which the Premises are located at rates which are economically practicable in relation to the risks covered.

(ii) If Tenant shall engage or cause to be engaged any contractor to perform work any Alterations in, on or about the Premises, the estimated cost of which will exceed $100,000.00, Tenant shall require such contractor to carry and maintain, at no expense to Landlord, commercial general liability insurance, builder’s risk insurance, including but not limited to contractor’s liability coverage, completed operations coverage, broad form property damage endorsement, workers compensation, and contractor’s protection liability coverage in such amounts and with such deductibles and such companies as are customary for the Alterations to be performed. Upon Landlord or Landlord’s Mortgagee’s written request, Tenant shall provide evidence of that such insurance is in full force and effect.

Section 9.4. Tenant’s Right to Insure; Waiver of Subrogation. Tenant, at its sole cost and expense, shall have the right to directly procure any or all of the insurance required to be provided by Landlord pursuant to this Article IX, provided that such insurance and such insurance provider meet all of the requirements of this Article IX and such other commercially reasonable requirements as may be required by Landlord’s Mortgagee from time to time. In the event that Tenant elects to directly procure such insurance, Tenant shall remain liable for all of Landlord’s costs incurred in connection with Landlord’s obligation to provide such insurance under this Article IX, less any refunds or return of premiums actually received by Landlord. Any insurance maintained by either Landlord or Tenant shall provide that, to the extent permitted by law, the insurer waives all rights of subrogation against the Landlord and Tenant, as applicable, and their agents or employees, with respect to losses payable under the policy.

Section 9.5. Insurance Company Rating Requirements. All policies of insurance required under this Lease shall be placed with insurance companies having claims paying ratings no lower than A.M. Best “A-” or equivalent NAIC rating, from time to time.

ARTICLE X

EMINENT DOMAIN

If the Premises are taken in their entirety under the power of eminent domain by, or conveyed in lieu of such exercise to, any public authority, then Tenant’s obligations as to the Premises shall terminate as of the date upon which title to the Premises shall become vested in the condemning authority. If the entire parking area associated with the Premises or substantially all of the parking area associated with the Premises shall be taken at any time during the term of this Lease for any public or quasi-public purpose by any lawful power or authority, by the exercise of right of condemnation or eminent domain, or by agreement between Landlord, Tenant and those authorized to exercise such right, and Landlord fails to provide suitable replacement parking in connection therewith, then this Lease shall terminate as of the date upon which title to the parking area shall become vested in the condemning authority. Subject to the parking area provisions, if less than all of the Premises is so taken or conveyed, Tenant’s obligations as to the Premises shall not terminate, Rent shall abate and be reduced proportionally to such taking, and Tenant shall, at its sole cost and expense, restore the balance of the Premises to a complete structural unit that can be operated on an economically feasible basis under the provisions of this Lease using the proceeds of the condemnation. If the condemnation proceeds resulting from such taking or conveyance are payable to the Landlord, Landlord’s Mortgagee or the holder of any future Mortgage Debt, then the obligation of Tenant to so restore the balance of the Premises shall be subject to the availability to Tenant of such proceeds to the extent needed to pay for such restoration. Landlord shall use commercially reasonable efforts in good faith to cause such proceeds to be made available to Tenant for such purpose. In the event Landlord, Landlord’s Mortgagee or the holder of any future Mortgage Debt do not make the condemnation proceeds available to Tenant to restore the balance of the Premises, then and in that event, Tenant will have the option to terminate the Lease or restore the balance of the Premises and receive an abatement of Rent during the restoration and a proportionate reduction in Rent for the remainder of the term of the Lease. Tenant shall be obligated to meet all reasonable conditions imposed on the use of any such proceeds by the Landlord’s Mortgagee or any holder of future Mortgage Debt. If such proceeds are made available to Tenant by the Landlord’s Mortgagee or the holder of any future Mortgage Debt and such proceeds are insufficient to restore the Premises as described above, Tenant shall be required to make up such deficiency out of Tenant’s own funds. All damages awarded for any taking of all or any part of the Premises shall belong to Landlord, except that

Tenant shall be entitled to any award made for removal and reinstallation of Tenant’s fixtures, moving expenses, loss of business and loss of its leasehold interest. In the event that Landlord elects not to do so, Tenant, at its sole cost and expense, shall have the right to contest any such eminent domain proceedings, including, but not limited to, the right to contest the proposed amount of any such award.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Provided that, at all times, (i) no Event of Default (as defined in Section 13.1.) under this Lease has occurred and is continuing; (ii) the sublease is expressly subject and subordinate to this Lease; and (iii) Tenant shall remain primarily liable for all of Tenant’s obligations under this Lease, Tenant may sublet the Premises, in whole or in part, without Landlord’s consent (“Permitted Subleases”). Upon any such sublease or upon any assignment of this Lease by Tenant, Tenant shall remain primarily liable to Landlord for timely payment and performance of all Rent and other obligations under this Lease. Tenant agrees to promptly notify Landlord in writing of all Permitted Subleases the Tenant enters into under this Lease. Landlord may accept Rent, Additional Rent, and any other sums that may become due under this Lease directly from any subtenant as agent for Tenant and require attornment of such subtenant in the event that this Lease is terminated or fails for any reason whatsoever. Notwithstanding anything contained herein to the contrary, Landlord’s consent shall not be required for, and nothing shall prohibit or restrict any leasehold mortgage entered into by Tenant, or any assignment of this Lease or subletting of a part or the whole of the Premises by Tenant: (i) to an affiliate of Tenant; (ii) in conjunction with any consolidation, reorganization, merger, acquisition, or private placement involving Tenant or any of its affiliate(s); (iii) to any corporation or other business entity purchasing all or substantially all of the assets of Tenant or any of its affiliate(s); or (iv) in conjunction with any offering, sale, listing, redemption, hypothecation, conversion, exchange, transfer or other similar disposition of all or any portion of the membership interests of Tenant or any of its affiliate(s).

ARTICLE XII

END OF TERM

Tenant shall surrender actual and exclusive possession of the entirety of the Premises to Landlord at the end of the Term, in good condition, subject to reasonable wear and tear, subject only to such tenancies and occupancies permitted to remain in effect beyond the expiration of the Term to which Landlord has previously agreed in writing and Permitted Subleases.

ARTICLE XIII

EVENTS OF DEFAULT; LANDLORD’S REMEDIES; EXPENSES OF ENFORCEMENT

Section 13.1. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease:

(i) Tenant shall fail to pay when due any Rent or other amount owed to Landlord under this Lease; or

(ii) Tenant shall fail to perform any other covenant or agreement in this Lease and such failure shall continue for a period of thirty (30) days after receipt of written notice from Landlord (or if such failure is not capable of being cured within thirty (30) days, such reasonable time thereafter not to exceed ninety (90) days, provided that Tenant has commenced such cure within the thirty (30) day period and is diligently proceeding to cure such failure), or if any such failure involves a hazardous condition or a failure to maintain insurance required by the Lease, such failure is not cured by Tenant immediately upon notice to Tenant; or

(iii) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file or have filed against it a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such proceeding shall not be vacated or discharged within thirty (30) days, or shall be adjudicated insolvent or bankrupt, or a receiver, trustee, custodian or other similar official shall be appointed for Tenant or for all or any substantial part of its property, or a substantial part of its property shall be attached, executed upon or otherwise impressed with a lien in favor of one or more creditors, and such appointment, attachment, execution or lien shall not be vacated or discharged within thirty (30) days; or

(iv) Tenant dissolves or liquidates.

Section 13.2. Termination of Lease; Reletting. Upon the occurrence of any Event of Default, in addition to any other remedies provided by law, Landlord may terminate this Lease, or Landlord may, without terminating this Lease in accordance with applicable law, re-enter the Premises or any property comprising part of the Premises and dispossess Tenant or any other occupant of the Premises or any property comprising part of the Premises and remove Tenant’s and/or such other occupant’s effects and relet the Premises or any property comprising part of the Premises for the account of Tenant for such rent and on such terms as shall be satisfactory to Landlord, crediting the actual proceeds of reletting (after deducting the costs and expenses of re-entry, alterations and additions and the expense of reletting) to the unpaid amounts due under this Lease during the remainder of the Term and Tenant shall remain liable to Landlord for the balance owed. Tenant shall not be entitled to any rents received by Landlord which exceed the balance owed by Tenant to Landlord calculated as provided in the immediately preceding sentence.

Section 13.3. Termination of Lease; Money Judgment. Upon termination of this Lease as a result of the occurrence of an Event of Default in accordance with applicable law, Landlord shall be entitled as final and liquidated damages to a money judgment against Tenant in the amount of the aggregate of the following: (i) all unpaid Rent due on or before the date of termination, together with interest thereon at the Interest Rate; (ii) the excess, if any, of all Rent which would have become due on or before the date of the judgment but for the termination over the fair market rental value of the Premises for such period, taking into account a reasonable vacancy and lease up factor, together with interest thereon at the Interest Rate; and (iii) the excess, if any, of all Rent which would come due after the date of the judgment but for the termination of this Lease over the fair rental value of the Premises for such period, taking into account a reasonable vacancy rate and lease up factor, discounted to present value using as a discount factor the discount rate of the Federal Reserve Bank of Chicago in effect at the time of judgment.

Section 13.4. Expenses of Enforcement. If, at any time during the Term of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other which is related to or arises out of the provisions of this Lease or any default hereunder, then each party shall bear its own costs and expenses, including, without limitation, attorneys’ fees and expenses.

Section 13.5. Landlord’s Right to Cure. Landlord may assign its rights under this Section to the Landlord’s Mortgagee upon written notice to Tenant. If Tenant shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to timely cure the same, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefore, and no such entry shall be deemed an eviction of Tenant. Tenant shall immediately repay the same to Landlord, upon demand, together with all costs and expenses so incurred, together with a late charge thereon, all to the extent permitted by law, at the Interest Rate from the date on which such sums or expenses are paid or incurred by Landlord. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

Section 13.6. Bankruptcy of Tenant.

(a) In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Section 13.6.(b) and Section 13.6.(d) are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected and immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease upon the election of Landlord shall terminate, but Landlord’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b) (i) In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto or such additional time as provided by the court or Tenant’s trustee or the debtor-in possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant’s trustee or the debtor-in-possession has failed to perform all of Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

(1) Tenant’s trustee or the debtor-in possession has cured all Events of Default under this Lease, or has provided Landlord with Assurance (as defined below) that it will cure all Events of Default susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other Events of Default under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

(2) Tenant’s trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption it will compensate Landlord, for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

(3) Tenant’s trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant’s trustee or the debtor-in-possession under this Lease, and, if Tenant’s trustee or the debtor-in-possession has provided such Assurance, Tenant’s trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to one (1) installment of Rent (at the rate then payable) which shall be applied to installments of Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Rent is payable a pro rata share of Tenant’s annual obligations for Additional Rent pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this Section shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(4) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

(ii) For purposes of this Section 13.6., Landlord and Tenant acknowledge that “Assurance” shall mean no less than: Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant’s trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant’s trustee or the debtor-in-possession to cure the Events of Default under this Lease, monetary and/or non-monetary, within the time periods set forth above.

(c) In the event that this Lease is assumed in accordance with Section 13.6. (b) and thereafter Tenant is liquidated or has filed against it (without dismissal within sixty (60) days thereafter) or files a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of any such event.

(d) If Tenant’s trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Section 13.6.(a) or Section 13.6.(b) for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the “Assignee”) has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein “adequate assurance of future performance” shall mean no less than that each of the following conditions has been satisfied;

(i) the Assignee has furnished Landlord with either (1) (x) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant’s obligations under this Lease and (y) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant’s obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth equal to or exceeding the credit rating and net worth of Tenant as of the date hereof.

(ii) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

(e) when, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Rent payable by Tenant under this Lease.

(f) Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

(g) In the event of an assignment of Tenant’s interests pursuant to this Section 13.6., the right of Assignee to extend the term of this Lease for an extended term beyond the then term of this Lease shall be extinguished.

Section 13.7 Default by Landlord. If Landlord shall fail to perform any covenant or obligation required to be performed by Landlord under the terms of this Lease and such failure shall continue for a period of thirty (30) days after receipt by Landlord of written notice thereof from Tenant or if Landlord shall fail to pay any sums due to Tenant under this Lease on the date the same shall become due and payable hereunder, and such failure shall continue for a period of thirty (30) days after receipt by Landlord of written notice thereof from Tenant [unless such failure is of such a nature that it cannot be cured within said thirty (30) day period, in which event Landlord shall not be in default hereunder if it shall have commenced to cure said default within said thirty (30) day period and diligently prosecute said cure to completion], then Tenant may, as its sole remedy under this Lease, cure any covenant or obligation which Landlord has failed to perform, and any sums expended by Tenant in curing such failure shall be paid by Landlord to Tenant immediately upon demand, and shall bear interest at the Interest Rate from the date of demand; or (b) bring suit to recover from Landlord all sums due Tenant from Landlord together with interest at the Interest Rate.

ARTICLE XIV

HOLDING OVER IN POSSESSION

If Tenant shall retain possession of all or any part of the Premises beyond the expiration or termination of this Lease, Tenant (i) shall pay to Landlord one hundred twenty-five percent (125%) of the Base Rent payable for the last month of the Term of this Lease and any Additional Rent due to Landlord for each month that Tenant holds possession of any part of the Premises after expiration or termination of this Lease; (ii) shall also pay all costs incurred and damages sustained by Landlord, whether direct or consequential, on account of such holding over; and (iii) such tenancy shall be month to month and otherwise upon such terms and conditions (including rent) as Landlord shall specify.

ARTICLE XV

MORTGAGES

Section 15.1. Subordination and Attornment. This Lease shall be subject and subordinate to any Mortgage that may hereafter be placed upon the Premises, or any part thereof, and to all amounts secured thereby, and to all renewals, replacements and extensions of any of the foregoing, except to the extent that any Mortgage provides otherwise, provided that any such mortgagee agrees in writing to not disturb Tenant’s occupancy and possession of the Premises, so long as Tenant is not then in default. Tenant further agrees that, in the event of a foreclosure of any Mortgage or of a conveyance in lieu thereof, it will attorn to the mortgagee or to the purchaser at any foreclosure sale, as the case may be, upon the condition that such mortgagee or purchaser shall agree in writing to recognize Tenant and this Lease, so long as Tenant is not then in default. Tenant agrees that such mortgagee or purchaser shall not be bound to recognize (i) Tenant’s payment of any Rent if paid more than one (1) month in advance or (ii) any amendment to this Lease without such mortgagee’s consent. Tenant shall at Landlord’s request execute such further instruments or assurances as any mortgagee or purchaser may request to evidence (i) the subordination of this Lease or to acknowledge the superiority of this Lease, as the case may be upon the condition that such mortgagee or purchaser shall agree in writing to recognize Tenant and this Lease and agree to a non-disturbance of the Tenant, (ii) Tenant’s attornment agreement, and/or (iii) the acknowledgment of the express obligations of Tenant to the Landlord’s Mortgagee that are provided for in this Lease. Prior to the Landlord entering into a Mortgage, Landlord shall exercise commercially reasonable efforts to procure a subordination, nondisturbance and attornment agreement from Landlord’s Mortgagee in form and content reasonably acceptable to Tenant, pursuant to which such Mortgagee agrees that so long as there is not then a default by Tenant under this Lease which is not cured within the applicable cure period, Mortgagee shall not disturb Tenant’s use of the Premises if lender forecloses upon or otherwise takes possession of the Premises.

Section 15.2. No Personal Liability. In no event shall any Mortgagee of the Premises, or any part thereof, its nominee, or the purchaser at a foreclosure sale have any personal liability whatsoever for any representations, warranties, covenants or agreements of Landlord hereunder or in connection herewith, or any liability for any security deposit or other sums deposited with Landlord, or for any previous prepayment of Rent to Landlord, unless actually received by such Mortgagee, nominee or purchaser.

Section 15.3. Notices to Mortgagee and Mortgagee Right to Cure. Provided Tenant receives written notice of the name and address of Landlord’s Mortgagee having an interest in the Premises, Tenant agrees that in the event of any default by Landlord hereunder, Tenant shall send written notice of the default to Landlord’s Mortgagee. Landlord’s Mortgagee shall have thirty (30) days after the written notice from Tenant is sent within which to cure the default, and if the default is not capable of being cured within the 30-day period, then Landlord’s Mortgagee shall have a reasonable time thereafter to effect such cure, provided that Landlord’s Mortgagee commences to cure the same within the initial 30-day period and diligently pursues such cure until completed. Notwithstanding any provision of this Lease to the contrary, Tenant shall not have any right or remedy pursuant to this Lease or otherwise due to Landlord’s default unless Tenant shall have first given notice of the default to Landlord’s Mortgagee and unless Landlord’s Mortgagee shall have failed to cure the default within the time required by this Section 15.3.. Tenant will accept performance by Landlord’s Mortgagee of any covenant, agreement or obligation of Landlord contained in this Lease with the same effect as though performed by Landlord. Nothing in this Section 15.3. shall be construed to require Landlord’s Mortgagee to cure a default by Landlord.

Section 15.4. Foreclosure; Deed in Lieu of Foreclosure. The provisions of this Article XV shall apply in the event of a foreclosure of any Mortgage or conveyance in lieu of foreclosure, notwithstanding the fact that the mortgagee thereunder may, directly or indirectly, own or have an interest in Landlord or an interest in the Premises in addition to its interest under such Mortgage.

Section 15.5. Estoppel Certificates. From time to time upon written request of Landlord or Tenant, the other shall deliver to the requesting party within fifteen (15) days of receipt of the request, a statement in writing by such party or its duly authorized representative having knowledge of the following facts, certifying (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, an itemized description of such modifications and that this Lease as modified is in full force and effect; (ii) the dates to which Rent and other amounts payable hereunder have been paid; (iii) that the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as may be reasonably requested by the requesting party. It is the intention of the parties that any such statement may be relied upon by any auditors, accountants, lenders, prospective lenders, mortgagees or prospective mortgagees, or any prospective or subsequent purchaser or transferee of all or a part of Landlord’s interest in the Premises. In connection with the financing, sale or transfer of the Premises by Landlord, Tenant shall execute and deliver to Landlord whatever instruments may be required by Landlord for such purposes, or Tenant shall be in default under this Lease upon the expiration of such 15-day period.

Section 15.6. Mortgage and Other Obligations Binding on Tenant. Any and all obligations of and limitations on Landlord under any Mortgage on the Premises, or any part thereof, or any ground lease, including, without limitation, payment of property taxes and expense reimbursements, lien prohibitions, maintenance, repair, alterations, replacements and restoration obligations, required insurance coverages, and restrictions on use of insurance and condemnation proceeds, shall be binding on and be the responsibility of Tenant, subject to the provisions of this Lease. Landlord agrees that, if it grants or creates any mortgage, lien, or encumbrance (“Encumbrances”) upon the Premises, Landlord’s Mortgagee shall agree (a) to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Tenant to cure any such default on Landlord’s behalf within any applicable cure period, in which event Landlord agrees to reimburse Tenant for any and all out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys’ fees), (c) to permit Tenant to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, provided that no Event of Default by Tenant exists under the Lease, (d) that, if subordination by Tenant is requested by Landlord’s Mortgagee, to enter into an agreement with Tenant containing the provisions described in Section 15.1. of this Lease. Tenant shall be permitted to mortgage, pledge, grant or assign a security interest in its leasehold and contract rights hereunder. Landlord and Tenant shall not modify this Lease without the express prior written consent of the Landlord’s Mortgagee.

ARTICLE XVI

CERTAIN RIGHTS OF LANDLORD

Section 16.1. Right of Entry. Landlord reserves, and shall at all times have, the right to enter the Premises, or any part thereof, to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises, or any part thereof. Tenant hereby waives any claim, related to Landlord’s entry into the Premises, for damages for any injury, inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, other than damages or injury caused solely by the gross negligence or intentional act of Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain keys with which to unlock all of the doors in, upon or about the Premises, or any part thereof, and Landlord shall have the right to use any and all means which Landlord may deem reasonably necessary or proper to open such doors in an emergency in order to obtain entry. Tenant is aware that Landlord may deposit keys to the Premises, or any part thereof, in lock boxes for the benefit of the local fire departments, and Tenant hereby waives any and all claims against Landlord resulting from Landlord’s deposit of keys in the lock boxes for the benefit of the local fire departments. If Tenant changes the locks to any doors in the Premises, or any part thereof, Tenant shall immediately provide Landlord with a key for such new lock. Any entry to the Premises, or any part thereof, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any part thereof, or an eviction, of Tenant.

Section 16.2. Sale or Transfer of Premises. Landlord shall have the right to sell, assign or otherwise transfer, in whole or in part, its interest in the Premises and the Property without Tenant’s consent.

ARTICLE XVII

MISCELLANEOUS

Section 17.1. Effect of Payments by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the total amount then due and payable shall be deemed to be other than on account, nor shall any such payment be deemed an accord and satisfaction. Landlord may accept any payment without prejudice to any outstanding demand or action for possession, notice of default or notice of termination. No payment by Tenant after termination of this lease shall reinstate this Lease or extend the Term or waive or affect any notice given or proceedings commenced.

Section 17.2. Waiver of Jury Trial. Intentionally omitted.

Section 17.3. No Joint Venture. This Lease does not create a joint venture or partnership between Landlord and Tenant or Landlord and the Landlord’s Mortgagee or the Landlord’s Mortgagee and Tenant.

Section 17.4. Effect of Waiver. No waiver of performance of any agreement in this Lease shall be binding against the party alleged to have waived unless the waiver shall be in writing. No waiver shall be extended by implication, custom or practice to any situation or circumstance not expressly described and shall not be interpreted as applying to any obligations of a recurring nature, unless so stated with particularity.

Section 17.5. Real Estate Brokers. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker or brokers in connection with this Lease. In the event that any claim for any broker’s or finder’s fee or commission in connection with the negotiation, execution or consummation of this Lease is made by any person or entity, each party shall defend, indemnify and hold the other harmless from and against any such claim.

Section 17.6. Recitals. The recitals hereto are hereby incorporated into and made a part of this Lease.

Section 17.7. Time of Essence. Time is of the essence of this Lease and each and every provision hereof.

Section 17.8. Communications. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or two (2) business days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

If to Landlord:	Physicians Realty L.P.
250 East Wisconsin Avenue, Suite 1900
Milwaukee, WI 53202
Attn: John W. Sweet, Chief Investment Officer

If to Tenant:	East El Paso Physicians Medical Center, LLC
c/o Foundation Surgical Hospital Affiliates, L.L.C.
14000 N. Portland
Oklahoma City, Oklahoma 73143
Attn: Robert Byers

With a copy to:	East El Paso Physicians Medical Center, LLC
c/o Foundation Surgical Hospital Affiliates, L.L.C.
14000 N. Portland
Oklahoma City, Oklahoma 73143
Attn: Marcelo Puiggari, General Counsel

Or to such party at such other address as such party may designate by notice duly given in accordance with this Section to the other party.

Section 17.9. Successors and Assigns. The rights and obligations of the parties to this Lease shall inure to the benefit of, and shall be binding upon, their respective successors, and assigns.

Section 17.10. Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 17.11. Execution of Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 17.12. Entire Agreement. This Lease sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Lease, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. This Lease supersedes all prior written and oral communications relating to the subject matter of this Lease.

Section 17.13. Modification, Waiver and Termination. This Lease and each provision hereof may not be modified, amended, changed, altered, waived, terminated or discharged unless consented to by a written instrument signed by Landlord’s Mortgagee and the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

Section 17.14. Construction.

(a) The words “hereof,” “herein,” “hereunder,” and other words of similar import refer to this Lease as a whole not to the individual Sections in which such terms are used.

(b) References to Sections and other subdivision of this Lease are to the designated Sections and other subdivision of this Lease as originally executed.

(c) The headings of this Lease are for convenience only and shall not define or limit the provisions hereof.

(d) Where the context so requires, words used in the singular shall include the plural and vice versa, and words of one gender shall include all other genders.

Section 17.15. Governing Law. This Lease shall be governed exclusively by and construed in accordance with the applicable laws of the State of Texas without giving effect to its choice of law or conflicts of laws provisions.

Section 17.16. Medical Waste. At all times during the term of the Lease and any extension(s) thereof, Tenant, at Tenant’s sole cost and expense, shall make all necessary arrangements for the removal of all waste generated by Tenant, in accordance with all applicable rules, regulations and environmental laws regulating disposal of medical waste, and shall cause any subtenants or others occupying any portion of the Premises to dispose of all their waste in the same manner.

Section 17.17. Limitation of Landlord’s Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Premises for the collection of any judgment (or other judicial process)

requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Improvements or of Landlord’s interest therein. No other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. Nothing herein contained shall be construed to limit any right of injunction against the Landlord, where appropriate.

Section 17.18. No Merger. In no event shall the leasehold interests, estates, or rights of Tenant hereunder merge with any interests, estates, or rights of Landlord or of any mortgagee in or to any and all of the Premises, it being understood that such leasehold interests, estates, and rights of Tenant hereunder shall be deemed to be separate and distinct from Landlord’s and any mortgagee’s interests, estates, and rights in or to the Premises, notwithstanding that any such interests, estates, or rights shall at any time or times be held by or vested in the same person or entity.

Section 17.19. Financial Statements. Tenant shall provide to Landlord and Landlord’s Mortgagee the following:

(i) If Tenant’s financial statements are audited and certified by its public accountants, then within one hundred eighty (180) days after the end of each of Tenant’s fiscal years, a copy of the audited consolidated balance sheets of Tenant and its consolidated Subsidiaries as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders’ equity and changes in the financial position of Tenant, its consolidated Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles (‘GAAP’) applied on a basis consistently maintained throughout the period involved, together with the certification from Tenant’s accountants;

(ii) within 45 days after the end of each fiscal quarter (including the last fiscal quarter during each fiscal year of the Tenant), (A) a copy of the unaudited consolidated balance sheets of Tenant and its consolidated Subsidiaries as of the end of such fiscal quarter, and related unaudited consolidated statements, changes in common stock and other stockholders’ equity and changes in the financial position of Tenant, and its consolidated Subsidiaries for such fiscal quarter, (B) a statement of income of Tenant and its consolidated Subsidiaries that sets forth the results for both such fiscal quarter and year-to-date, in all cases prepared in accordance with GAAP applied on a basis consistently maintained throughout the applicable period, (C) all quarterly consolidated financial reports Tenant produces for (1) surgical volumes by specialty, (2) payor mix, and (3) gross and net revenue per surgical case for the Premises and (D) an Officer’s Certificate stating that to the best of the signer’s knowledge and belief after making due inquiry such quarterly financial statements are true, accurate and correct;

(iii) within thirty (30) days after they are required to be filed with the Securities and Exchange Commission (‘SEC’), copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Tenant is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

(iv) promptly upon Tenant’s receipt thereof, copies of all written communications received by Tenant from any regulatory agency relating to (A) surveys of the Premises for purposes of licensure, Medicare and Medicaid certification and accreditation which identify material violations or required changes relating to operation of the Premises, and (B) any proceedings, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at the Premises, including patient and resident care, patient and resident activities, patient and resident therapy, maintenance, or the condition of the Premises, and involving an actual or threatened warning, imposition of a material fine or a penalty, or suspension, termination or revocation of any Premises’ license to be operated in accordance with its Permitted Use; and

(v) with reasonable promptness, such other information respecting (A) the financial and operational condition and affairs of Tenant and the Premises, (B) the physical condition of the Premises and (C) any suspected Transfer, including the then equity or voting ownership in Tenant in each case as Landlord may reasonably request, in the form of a questionnaire or otherwise, from time to time.

Tenant shall be obligated to furnish Landlord with all certificates and statements required under this Section 17.20 in a format reasonably acceptable to Landlord by (i) delivery of printed copies of the same to Landlord at its address for notice purposes under this Lease or any other address that Landlord may from time to time designate in writing or (ii) electronic delivery of the same to Landlord at any electronic mail address that Landlord may from time to time designate in writing.

[Signatures appear on following pages]

IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.

LANDLORD:

DOC-FSH EL PASO MEDICAL CENTER, LLC, a Wisconsin limited liability company

By:	Physicians Realty, L.P., a Delaware limited partnership, its Manager

	By:	Physicians Realty Trust, a Maryland real estate investment trust, its general partner

By:
John T. Thomas
President and Chief Executive Officer

IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.

TENANT:

EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC, a Texas limited liability company

By:	Foundation Surgical Hospital Holdings, LLC, its Manager

By:
Robert M. Byers, Manager

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

LOT 1, BLOCK 9, STONE RIDGE UNIT THREE, AN ADDITION TO THE CITY OF EL PASO, EL PASO COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF ON FILE IN VOLUME 77, PAGE 17, REAL PROPERTY RECORDS, EL PASO COUNTY; AND LOTS 2 AND 3, BLOCK 9, STONE RIDGE UNIT FOUR, AN ADDITION TO THE CITY OF EL PASO, EL PASO COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF ON FILE IN VOLUME 77, PAGE 21, REAL PROPERTY RECORDS, EL PASO COUNTY, TEXAS;

SAVE AND EXCEPT FROM LOT 1, BLOCK 9, STONE RIDGE UNIT THREE THAT CERTAIN 1.12 ACRE PORTION THEREOF, MORE OR LESS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

DESCRIPTION OF A 1.12 ACRE PARCEL OF LAND BEING A PORTION OF LOT 1, BLOCK 9, STONE RIDGE UNIT THREE, CITY OF EL PASO, EL PASO COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS TO WIT:

STARTING AT AN EXISTING CITY MONUMENT LOCATED AT THE CENTERLINE INTERSECTION OF TREY BURTON DRIVE (60’ WIDE PUBLIC RIGHT-OF-WAY) AND GEORGE DIETER DRIVE (120’ WIDE PUBLIC RIGHT-OF-WAY), THENCE SOUTH 00° 29’ 32” EAST ALONG SAID CENTERLINE OF GEORGE DIETER DRIVE A DISTANCE OF 706.78 FEET TO POINT ON SAID CENTERLINE. THENCE NORTH 89° 30’ 28’’ EAST A DISTANCE OF 60.00 FEET TO A FOUND 5/8” DIAMETER REBAR SAID POINT LYING ALONG THE EASTERLY RIGHT-OF-WAY LINE OF GEORGE DIETER DRIVE, SAID POINT BEING THE “TRUE POINT OF BEGINNING”,

THENCE CONTINUING ALONG THE ARC OF A CURVE TO THE RIGHT A DISTANCE 53.58 FEET, A RADIUS OF 25.00 FEET, WHOSE CENTRAL ANGLE IS 122° 47’ 15” AND WHOSE CHORD BEARS NORTH 60° 54’ 05” EAST A DISTANCE OF 43.90 FEET, TO A POINT, SAID POINT LYING ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF GUERNSEY ROAD (50’ WIDE PUBLIC RIGHT-OF-WAY) TO A FOUND 5/8” DIAMETER REBAR WITH YELLOW PLASTIC CAP STAMPED TX. 2449, ROE ENG., L.C.:

THENCE SOUTH 57° 42’ 17” EAST A DISTANCE OF 247.48 FEET, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO A SET 5/8” DIAMETER REBAR WITH YELLOW PLASTIC CAP STAMPED TX. 2449, ROE ENG., L.C.;

THENCE SOUTH 32° 17’ 43” WEST A DISTANCE OF 179.30 FEET TO A 5/8” DIAMETER REBAR WITH YELLOW PLASTIC CAP STAMPED TX. 2449, ROE ENG., L.C.;

THENCE SOUTH 89° 30’ 28” WEST A DISTANCE OF 149.49 FEET TO A SET 5/8” DIAMETER REBAR WITH YELLOW PLASTIC CAP STAMPED TX. 2449, ROE ENG., L.C.;

THENCE NORTH 00° 29’ 32” WEST ALONG SAID EASTERLY RIGHT-OF-WAY OF GEORGE DIETER A DISTANCE OF 263.74 FEET BACK TO THE “TRUE POINT OF BEGINNING” OF SAID PARCEL, AND CONTAINING IN ALL 48,960.53 SQUARE FEET OR 1.12 ACRES OF LAND, MORE OR LESS.

EXHIBIT B

TITLE MATTERS

Those certain exceptions set forth on Schedule B of that certain Commitment for Title Insurance No. NCS-621959-MKE issued by First American Title Insurance Company, dated August 7, 2013. The Title Matters shall be updated upon the issuance of the final title insurance policy issued by First American Title Insurance Company.